Exhibit 23(j)







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Dollar Reserves, Inc. and to the use of our report dated January 22, 2004 on the financial statements and financial highlights of Dollar Reserves, Inc. Such financial statements, financial highlights and report of independent certified public accountants appear in the 2003 Annual Report to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.




                                                            TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
April 29, 2004